    As filed with the Securities and Exchange Commission on August 30, 2001
                                                 Registration No.:  333-________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SOUTHERN FINANCIAL BANCORP, INC.
                       --------------------------------
            (Exact name of registrant as specified in its charter)

                Virginia                               54-1779978
                --------                               ----------
        (State of Incorporation            (IRS Employer Identification No.)
            or Organization)

          37 East Main Street
          Warrenton, Virginia                            20186
          -------------------                            -----
(Address of Principal Executive Offices)               (Zip Code)


     SOUTHERN FINANCIAL BANCORP, INC. 1993 STOCK OPTION AND INCENTIVE PLAN
                           (Full title of the plan)
                                  ___________

       Georgia S. Derrico           Copy to:        Wallace M. Starke
                                    -------
       37 East Main Street                Troutman Sanders Mays & Valentine LLP
   Warrenton, Virginia  20186                     1111 East Main Street
    Telephone: (540) 349-3900                    Bank of America Center
   ---------------------------
 (Name and Address of Agent for                 Richmond, Virginia 23219
        Service Process)                        Telephone: (804) 697-1400
                                               ---------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                               Proposed           Proposed
                                                Maximum            Maximum
  Title of Securities      Amount to be     Offering Price        Aggregate         Amount of
    to be Registered       Registered(1)     Per Share(2)     Offering Price(2)  Registration Fee
-------------------------------------------------------------------------------------------------

    Common Stock,
    $.01 par value         320,000              $24.25           $7,760,000            $2,000

-------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plans described herein.

(2) Pursuant to Rule 457(h)(1) under the Securities Act, these figures are based upon the average of the high and low prices of the Common Stock on August 29, 2001, as reported on the NASDAQ National Market System, and are used solely for the purpose of calculating the registration fee.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     Southern Financial Bancorp, Inc. (the "Company") will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all employees (including non-employee directors) eligible to participate in the Company's 1993 Stock Option Plan.

     The Company hereby incorporates herein by reference the following documents filed by the Company with the Commission:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the 1934 Act;

     (b) the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001 and June 30, 2001; and

     (c) The description of the Company's Common Stock contained in the "Description of Southern Financial Capital Stock" in the Company's Prospectus filed as part of the Registration Statement on Form S-4, Registration No. 333-39666, with the Securities and Exchange Commission on June 19, 2000.


     All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Company Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Title 13.1, Chapter 9, Article 10 of the Code of Virginia of 1950, as amended, permits a Virginia corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification. The statute also permits a corporation to provide other or further indemnity in its articles of incorporation, or in a bylaw or resolution approved by its directors or shareholders, except for an indemnity against willful misconduct or a knowing violation of criminal law. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation. Finally, the statute authorizes a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     The Articles of Incorporation of the Registrant provide that, to the full extent permitted by the Virginia Stock Corporation Act, as amended, each director and officer shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his willful misconduct or a knowing violation of criminal law in the performance of his duty as such director or officer.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     An index of Exhibits appears at page II-6 hereof.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to

                    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenton, Commonwealth of Virginia, on the 21st day of June, 2001.

                              SOUTHERN FINANCIAL BANCORP, INC.
                              Warrenton, Virginia



                              By:   /s/ Georgia S. Derrico
                                    -----------------------------------
                                    Georgia S. Derrico
                                    Chairman and Chief Executive Officer


     KNOW ALL MEAN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Georgia S. Derrico, R. Roderick Porter, Richard
P. Steele and each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

             NAME                         TITLE                         DATE
             ----                         -----                         ----
                               Chairman and Chief Executive
                               Officer (Principal Executive
 /s/ Georgia S. Derrico        Officer) and Director                 June 21, 2001
-----------------------------
 Georgia S. Derrico

                               Senior Vice President
                               (Principal Financial and Accounting
 /s/ Richard P. Steele         Officer)                              June 21, 2001
-----------------------------
 Richard P. Steele

 /s/ John C. Belotti           Director                              June 21, 2001
-----------------------------
 John C. Belotti

 /s/ Fred L. Bollerer          Director                              June 21, 2001
-----------------------------
 Fred L. Bollerer

 /s/ Neil J. Call              Director                              June 21, 2001
-----------------------------
 Neil J. Call

 /s/ Alfonso G. Finocchiaro    Director                              June 21, 2001
-----------------------------
 Alfonso G. Finocchiaro

 /s/ Barbara J. Fried          Director                              June 21, 2001
-----------------------------
 Barbara J. Fried

 /s/ David de Give             Director                              June 21, 2001
-----------------------------
 David de Give

 /s/ Virginia Jenkins          Director                              June 21, 2001
-----------------------------
 Virginia Jenkins

 /s/ R. Roderick Porter        Director                              June 21, 2001
-----------------------------
 R. Roderick Porter

 /s/ Michael P. Rucker         Director                              June 21, 2001
-----------------------------
 Michael P. Rucker

 /s/ Richard E. Smith          Director                              June 21, 2001
-----------------------------
 Richard E. Smith

 /s/ Robert P. Warhurst        Director                              June 21, 2001
-----------------------------
 Robert P. Warhurst

                                 EXHIBIT INDEX

Exhibit Description                                Exhibit Number
-------------------                                --------------

Articles of Incorporation                          3.1 (Articles of Incorporation of
                                                   Southern Financial Bancorp, Inc., as
                                                   amended, incorporated herein by
                                                   reference to Exhibit 3.1 of the
                                                   registrant's Registration Statement
                                                   on Form S-4, Registration No.
                                                   33-95246, filed August 4, 1995.)

Bylaws                                             3.2 (Bylaws of Southern Financial
                                                   Bancorp, Inc., incorporated herein
                                                   by reference to Exhibit 3.2 of the
                                                   registrant's Registration Statement
                                                   on Form S-4, Registration Form S-4,
                                                   Registration No. 33-95246, filed
                                                   August 4, 1995.)

Southern Financial Bancorp, Inc. 1993 Stock        4.4
Option and Incentive Plan, as Amended and
Restated, filed herewith

Opinion of Troutman Sanders Mays & Valentine       5
LLP, with respect to the validity of the Common
Stock, filed herewith

Consent of KPMG, LLP, dated August 27, 2001,       23.1
filed herewith.

Consent of Troutman Sanders Mays & Valentine       23.3
LLP, contained in their opinion filed as
Exhibit 5 hereto